Exhibit 99.1

HARRINGTON FOXX DUBROW CANTER

David E. Bower, [SBN 119546]

James K. Lo [SBN 227598]

1055 W. Seventh St., 29 th Floor

Los Angeles, CA 90017

Tel: (213) 489-3222

Fax: (213) 623-7929

LEVI & KORSINSKY, LLP

Joseph Levi, Esq.

Juan E. Monteverde, Esq.

39 Broadway, Suite 1601

New York, New York 10006

Tel: (212) 363-7500

Fax: (212) 363-7171

Attorneys for Plaintiff

SUPERIOR COURT OF THE STATE OF CALIFORNIA

CONTRA COSTA COUNTY – MARTINEZ BRANCH

JAMES MERGENS, individually and on behalf of all others similarly situated,	) ) ) )	CASE NO. C08 02853 CLASS ACTION COMPLAINT FOR BREACH OF FIDUCIARY DUTY
Plaintiff,	)
)
v. PETER JACKSON, BRENDAN MCLOUGHLIN, RAYMOND OCAMPO, BRADLEY SHUSTER, ALEXANDER DANZBERGER, PETER PERVERE, INTRAWARE, INC., ACRESSO SOFTWARE, INC. and INDIANS MERGER CORP, Defendants.	) ) ) ) ) ) ) ) ) ) ) )

Plaintiff, by his attorneys, alleges upon information and belief, except for his own acts, which are alleged on knowledge, as follows:

1. Plaintiff brings this action on behalf of the public stockholders of Intraware, Inc. (“Intraware” or the “Company”) against Defendants, Intraware and it’s Board of Directors seeking equitable relief for their breaches of fiduciary duty and other violations of state law arising out of

CLASS ACTION COMPLAINT FOR BREACH OF FIDUCIARY DUTY

their attempt to sell the Company to Defendants Acresso Software Inc., (“Acresso”) and Indians Merger Corp. (“Merger Sub”) by means of an unfair process and for an unfair price of $4.00 per share in cash for each share of Intraware common stock (the “Proposed Transaction”). The Proposed Transaction is valued at approximately $27 Million.

PARTIES

2. Plaintiff is, and has been at all relevant times, the owner of shares of common stock of Intraware.

3. Intraware is a corporation organized and existing under the laws of the State of Delaware. It maintains its principal corporate offices at 25 Orinda Way, Orinda, CA 94563 and its registered agent is CT Corporation in Los Angeles, CA. Intraware provides solutions for digital asset delivery and management for enterprise technology companies. The Company offers SubscribeNet service, an on-demand, hosted, and Web-based service that enables technology companies to deliver digital files and interact with their customers. SubscribeNet also allows software companies and their channel partners to distribute software and licenses online via entitlement management services to their customer base, track, and report deliveries and download activity, and manage export compliance. In addition, SubscribeNet enables companies to streamline manufacturing, distribution, and support costs; develop business intelligence about their customers; strengthen customer retention and maintenance renewals; and accelerate and document software and license key delivery for revenue recognition purposes. Further, the company operates zAthlete, an online social network dedicated to athletes, recruiters, coaches, parents, and fans of competitive and recreational sports. It also offers complementary services, including e-commerce, optimized file delivery, and on-demand physical fulfillment, as well as professional services. The Company sells SubscribeNet service through its direct sales force, as well as through its strategic alliances with Digital River, Inc.; Akamai, Inc.; and Aspera, Inc. primarily in the United States, Europe, and Asia.

CLASS ACTION COMPLAINT FOR BREACH OF FIDUCIARY DUTY

4. Defendant Peter Jackson (“Jackson”) has been the President, Chief Executive Officer, and Chairman of the Board of the Company since 2003.

5. Defendant Brendan McLaughlin (“McLoughlin”) has been a Director of the Company since 2002.

6. Defendant Raymond Ocampo (“Ocampo”) has been a Director of the Company since 2003.

7. Defendant Bradley Shuster (“Shuster”) has been a Director of the Company since 2004.

8. Defendant Alexander Danzberger (“Danzberger”) has been a Director of the Company since 2007.

9. Defendant Peter Pervere (“Pervere”) has been a Director of the Company since 2006.

10. Defendants referenced in ¶¶ 4 through 9 are collectively referred to as individual Defendants and/or the Intraware Board. The Individual Defendants as officers and/or directors of Intraware, have a fiduciary relationship with Plaintiff and other public shareholders of Intraware and owe them the highest obligations of good faith, fair dealing, loyalty and due care.

11. Defendant Acresso, a privately-held company of Thoma Bravo, is a Delaware Corporation that provides solutions that power the business of software for multiple customer segments including hardware and software producers, engineers and developers, helping them uncover revenue opportunities, streamline their infrastructure and reduce costs.

12. Defendant Merger Sub is a Merger Sub Corporation wholly owned by Acresso that was created for the purposes of effectuating the Proposed Transaction.

INDIVIDUAL DEFENDANTS’ FIDUCIARY DUTIES

13. By reason of Individual Defendants’ positions with the Company as officers and/or Directors, they are in a fiduciary relationship with Plaintiff and the other public shareholders of Intraware and owe them, as well as the Company, a duty of highest good faith, fair dealing, loyalty and full, candid and adequate disclosure, as well as a duty to maximize shareholder value.

CLASS ACTION COMPLAINT FOR BREACH OF FIDUCIARY DUTY

14. Where the officers and/or Directors of a publicly traded corporation undertake a transaction that will result in either: (i) a change in corporate control; (ii) a break up of the corporation’s assets; or (iii) sale of the corporation, the Directors have an affirmative fiduciary obligation to obtain the highest value reasonably available for the corporation’s shareholders, and if such transaction will result in a change of corporate control, the shareholders are entitled to receive a significant premium. To diligently comply with their fiduciary duties, the Directors and/or officers may not take any action that:

(a) adversely affects the value provided to the corporation’s shareholders;

(b) favors themselves or will discourage or inhibit alternative offers to purchase control of the corporation or its assets;

(c) contractually prohibits them from complying with their fiduciary duties;

(d) will otherwise adversely affect their duty to search and secure the best value reasonably available under the circumstances for the corporation’s shareholders; and/or

(e) will provide the Directors and/or officers with preferential treatment at the expense of, or separate from, the public shareholders.

15. In accordance with their duties of loyalty and good faith, the Individual Defendants, as Directors and/or officers of Intraware, are obligated to refrain from:

(a) participating in any transaction where the Directors or officers’ loyalties are dividend;

(b) participating in any transaction where the Directors or officers receive, or are entitled to receive, a personal financial benefit not equally shared by the public shareholders of the corporation; and/or

CLASS ACTION COMPLAINT FOR BREACH OF FIDUCIARY DUTY

(c) unjustly enriching themselves at the expense or to the detriment of the public shareholders.

16. Plaintiff alleges herein that the Individual Defendants, separately and together, in connection with the Proposed Transaction are knowingly or recklessly violating their fiduciary duties, including their duties of loyalty, good faith and independence owed to Plaintiff and other public shareholders of Intraware, or are aiding and abetting others in violating those duties.

17. Defendants also owe the Company’s stockholders a duty of truthfulness, which includes the disclosure of all material facts concerning the Proposed Transaction and, particularly, the fairness of the price offered for the stockholders’ equity interest. Defendants are knowingly or recklessly breaching their fiduciary duties of candor and good faith by failing to disclose all material information concerning the Proposed Transaction, and/or aiding and abetting other Defendants’ breaches.

CONSPIRACY, AIDING AND ABETTING AND CONCERTED ACTION

18. In committing the wrongful acts alleged herein, each of the Defendants has pursued, or joined in the pursuit of, a common course of conduct, and acted in concert with and conspired with one another, in furtherance of their common plan or design. In addition to the wrongful conduct herein alleged as giving rise to primary liability, the Defendants further aided and abetted and/or assisted each other in breach of their respective duties as herein alleged.

19. During all relevant times hereto, the Defendants, and each of them, initiated a course of conduct which was designed to and did: (i) permit Acresso to attempt to eliminate the public shareholders’ equity interest in Intraware pursuant to a defective sales process, and (ii) permit Acresso to buy the Company for an unfair price. In furtherance of this plan, conspiracy and course of conduct, Defendants, and each of them, took the actions as set forth herein.

CLASS ACTION COMPLAINT FOR BREACH OF FIDUCIARY DUTY

20. Each of the Defendants herein aided and abetted and rendered substantial assistance in the wrongs complained of herein. In taking such actions, as particularized herein, to substantially assist the commission of the wrongdoing complained of, each Defendant acted with knowledge of the primary wrongdoing, substantially assisted the accomplishment of that wrongdoing, and was aware of his or her overall contribution to, and furtherance of, the wrongdoing. The Defendants’ acts of aiding and abetting included, inter alia, the acts each of them are alleged to have committed in furtherance of the conspiracy, common enterprise and common course of conduct complained of herein.

CLASS ACTION ALLEGATIONS

21. Plaintiff brings this action on its own behalf and as a class action on behalf of all owners of Intraware common stock and their successors in interest, except Defendants and their affiliates (the “Class”).

22. This action is properly maintainable as a class action for the following reasons:

(a) the Class is so numerous that joinder of all members is impracticable. As of October 30, 2008, Intraware has approximately 6.31 million shares outstanding.

(b) questions of law and fact are common to the Class, including, inter alia, the following:

(i)	Have the Individual Defendants breached their fiduciary duties owed by them to Plaintiff and the others members of the Class;

(ii)	Are the Individual Defendants, in connection with the Proposed Transaction of Intraware by Acresso and Merger Sub, pursuing a course of conduct that does not maximize Intraware’s value in violation of their fiduciary duties;

CLASS ACTION COMPLAINT FOR BREACH OF FIDUCIARY DUTY

(iii)	Have the Individual Defendants misrepresented and omitted material facts in violation of their fiduciary duties owed by them to Plaintiff and the other members of the Class;

(iv)	Have Acresso and Merger Sub aided and abetted the Individual Defendants’ breaches of fiduciary duty; and

(v)	Is the Class entitled to injunctive relief or damages as a result of Defendants’ wrongful conduct.

(c) Plaintiff is committed to prosecuting this action and has retained competent counsel experienced in litigation of this nature.

(d) Plaintiff’s claims are typical of those of the other members of the Class.

(e) Plaintiff has no interests that are adverse to the Class.

(f) The prosecution of separate actions by individual members of the Class would create the risk of inconsistent or varying adjudications for individual members of the Class and of establishing incompatible standards of conduct for Defendants.

(g) Conflicting adjudications for individual members of the Class might as a practical matter be dispositive of the interests of the other members not parties to the adjudications or substantially impair or impede their ability to protect their interests.

CLAIM FOR RELIEF

23. In a press release dated October 20, 2008, the Company announced that it had entered into a merger agreement with Acresso and Merger Sub, stating:

ORINDA, Calif., - October 20, 2008 - Intraware®, Inc. NASDAQ: ITRA, a provider of digital delivery and management services, and Acresso, a privately-held company of Thoma Bravo, today announced that they have entered into a definitive agreement under which Intraware will be acquired in a transaction valued at approximately $27 million, or $4.00 per share of common stock. This represents a premium of approximately 29 percent over the closing price of Intraware’s common stock on October 17, 2008.

CLASS ACTION COMPLAINT FOR BREACH OF FIDUCIARY DUTY

*** *** ***

Under the terms of the agreement, Intraware common stockholders will receive $4.00 in cash in exchange for each share of stock. The board of directors of Intraware has approved the agreement and has recommended to Intraware’s stockholders that they vote in favor of the transaction.

Peter Jackson, Intraware’s Chairman, Chief Executive Officer and President, said, “Today’s announcement is a positive step for Intraware and its stockholders. Our board of directors and management team believe that combining forces with Acresso and Thoma Bravo presents an attractive opportunity for all stakeholders involved. The resulting company will have an even more significant presence in strategic data management.”

24. On that same day, the Company filed a Form 8-K with the United States Securities and Exchange Commission (“SEC”) wherein it disclosed the operating Agreement and Plan of Merger for the Proposed Transaction (the “Merger Agreement”). The announcement and filings reveal that the Proposed Transaction is the product of a flawed sales process and is being consummated at an unfair price.

THE PRICE IS UNFAIR

25. In the few months prior to the Proposed Transaction, Intraware stock had been trading well in excess of the Proposed Transaction offer price of $4.00. In fact, as recently as April 4, 2008, Intraware’s stock closed at $5.20 per share. The recent dip in Intraware’s stock price to $3.l0 per share on October 17, 2008 is not the result of any fundamental change in the Company but likely reflects recent turmoil in the financial markets.

CLASS ACTION COMPLAINT FOR BREACH OF FIDUCIARY DUTY

THE PRECLUSIVE DEAL PROTECTION DEVICES

26. As part of the Merger Agreement, Defendants agreed to certain onerous and preclusive deal protection devices that operate conjunctively to make the Proposed Transaction a fait d‘accompli and ensure that no competing offers will emerge, for the Company.

27. Moreover, Defendants agreed to such terms without any hard evidence that they sought a third party buyer for Intraware and no evidence that Intraware’s Directors shopped the Company in order to obtain the best possible (higher) price for Intraware’s shareholders.

28. First, the Merger Agreement contains a strict “no shop” provision prohibiting the members of the Intraware Board from taking any affirmative action to comply with their fiduciary duties to maximize shareholder value, including soliciting proposals relating to alternative tender offer or business combinations. The Merger Agreement also includes a strict “standstill” provision which prohibits, except under extremely limited circumstances, the Defendants from even engaging in discussions or negotiations relating to proposals regarding alternative business combinations. In addition to the no-shop and standstill provisions, the Merger Agreement includes a $1,600,000 termination fee that in combination will all but ensure that no competing offer will be forthcoming.

CLASS ACTION COMPLAINT FOR BREACH OF FIDUCIARY DUTY

29. Further, Section 5.6(a) of the Merger Agreement provides a limited situation under which the Intraware Board may enter into discussions and negotiations for a competing unsolicited bid, only after “if the Company Board of Directors determines in good faith (after consulting with an outside financial advisor) that the Alternative Proposal is or presents a reasonable possibility of resulting in a Superior Proposal.”

30. Further, Section 5.6(b) and (c), provides a limited exception under which the Board may recommend an alternative Acquisition Proposal only after the “Board of Directors determines, in its good faith judgment (after consulting with outside legal counsel) that there is a reasonable basis to conclude that the failure to take such action would result in a reasonable possibility of a breach of the Board of Directors’ fiduciary duties under applicable Law,” and “the Company shall take no action under this Section 5.6(c) for two (2) Business Days after delivery of a written notice to Parent setting forth its intention” to accept a superior proposal. These provisions further discourage bidders from making a competing bid for the Company.

31. Thus, even if the Intraware Board receives an intervening bid that appeared to be “superior” to Acresso’s offer, they are precluded from even entering into discussions and negotiations unless they first reasonably determine in good faith that the alternative proposal is, in fact, “superior.” Consequently, this provision prevents the Intraware Board from exercising their fiduciary duties and precludes an investigation into competing proposals unless, as a prerequisite, the majority of the Intraware Board first determines that the proposal is superior.

32. In addition to the unreasonably high standard that must be met for the Board to even consider a competing bid, the Company must also notify Acresso before recommending to accept that alternative bid, giving Acresso an opportunity to match the terms of any competing bid. This provision will undoubtedly be a huge obstacle to any competing offers emerging because no potential bidder will waste time and resources to make a competing bid that Acresso can simply match.

CLASS ACTION COMPLAINT FOR BREACH OF FIDUCIARY DUTY

THE MATERIALLY MISLEADING AND/OR INCOMPLETE PROXY

33. On November 3, 2008, the Company filed a Preliminary Proxy with the United States Securities and Exchange Commission (“SEC”) (the “Proxy”) in connection with the Proposed Transaction.

34. The Proxy distributed to shareholders fails to provide the Company’s shareholders with material information and/or provides them with materially misleading information thereby rendering the shareholders unable to cast an informed vote regarding the Proposed Transaction. Specifically, the Proxy is deficient, inter alia, because it:

(i)	Fails to disclose the strategic goals and alternatives considered by the Board during 2008 and throughout the sales process in connection with the Proposed Transaction. Including, but not limited to, Board of Directors meeting on June 4, 2008, September 4, 2008, October 2, 2008 and October 17, 2008.

(ii)	Fails to disclose the criteria used by the Company to select GCA Savvian (“GCA”) as its financial advisor to provide advice regarding strategic alternatives.

(iii)	Fails to disclose if GCA or its clients have a financial interest in the Proposed Transaction and, in particular, in Thoma Bravo, Acresso or Intraware.

(iv)	Fails to disclose how many of the 15 potential acquirers contacted between June 2008 and August 2008 were strategic versus financial acquirors.

(v)	Fails to disclose the valuation or amount offered by Company A in its non-binding letter of intent on August 26, 2008 and the subsequent purchase price increase on September 4, 2008.

(vi)	Fails to disclose why on September 5, 2008 Board decided to enter into a nonbinding letter of intent and exclusivity period with Thoma Bravo, and not Company A.

CLASS ACTION COMPLAINT FOR BREACH OF FIDUCIARY DUTY

(vii)	Fails to disclose why on September 26, 2008 the Board determined not to terminate the exclusivity period with Thoma Bravo that had expired on September 20, 2008.

(viii)	Fails to disclose what other available strategic options company A was proposing to pursue on October 15, 2008, the Company’s response and the reasons for the Company’s decision.

(ix)	Fails to disclose what amount of the $1.25 million fee GCA is receiving is contingent upon consummation of the Proposed Transaction.

(x)	Fails to disclose the methodology and criteria used to select the companies used in the Comparable Companies Analysis.

(xi)	Fails to disclose the control premiums included in the Comparable Companies Analysis.in

(xii)	Fails to disclose the multiples that were observed for each of the companies used in the Comparable Companies Analysis.

(xiii)	Fails to disclose the type of multiples calculated by GCA in the Comparable Companies Analysis.

(xiv)	Fails to disclose the multiples observed by GCA for each of the transactions in the Precedent Transactions Analysis.

(xv)	Fails to disclose a quantification of the synergy value shareholders would be receiving in the Proposed Transaction.

(xvi)	Fails to disclose the type of multiples calculated by GCA in the Precedent Transactions Analysis.

(xvii)	Fails to disclose whether the transactions reviewed by GCA in the Precedent Premiums Analysis contained an upper-value limit, whether they consisted of stock or cash deals, whether there was an industry restriction, and the size of the sample set used in the analysis.

(xviii)	Fails to disclose the mean, median, high and low equity value premiums calculated in the Precedent Premiums Analysis.

35. Accordingly, Plaintiff seeks injunctive and other equitable relief to prevent the irreparable injury that Company shareholders will continue to suffer absent judicial intervention.

CLASS ACTION COMPLAINT FOR BREACH OF FIDUCIARY DUTY

COUNT I

Breach of Fiduciary Duty – Failure to Maximize Shareholder Value

(Against All Individual Defendants)

36. Plaintiff repeats all previous allegations as if set forth in full herein.

37. As Directors of Intraware, the Individual Defendants stand in a fiduciary relationship to Plaintiff and the other public stockholders of the Company and owe them the highest fiduciary obligations of loyalty and care. The Individual Defendants’ recommendation of the Proposed Transaction will result in change of control of the Company which imposes heightened fiduciary responsibilities to maximize Intraware’s value for the benefit of the stockholders and requires enhanced scrutiny by the Court.

38. As discussed herein, the Individual Defendants have breached their fiduciary duties to Intraware shareholders by failing to engage in an honest and fair sale process.

39. As a result of the Individual Defendants’ breaches of their fiduciary duties, Plaintiff and the Class will suffer irreparable injury in that they have not and will not receive their fair portion of the value of Intraware’s assets and will be prevented from benefiting from a value-maximizing transaction.

40. Unless enjoined by this Court, the Individual Defendants will continue to breach their fiduciary duties owed to Plaintiff and the Class, and may consummate the Proposed Transaction, to the irreparable harm of the Class.

41. Plaintiff and the Class have no adequate remedy at law.

42. have no adequate remedy at law.

COUNT II

Breach of Fiduciary Duty – Disclosure

(Against Individual Defendants)

43. Plaintiff repeats all previous allegations as if set forth in full herein.

CLASS ACTION COMPLAINT FOR BREACH OF FIDUCIARY DUTY

44. The fiduciary duties of the Individual Defendants in the circumstances of the Proposed Transaction require them to disclose to Plaintiff and the Class all information material to the decisions confronting Intraware’s unitholders.

45. As set forth above, the Individual Defendants have breached their fiduciary duty through materially inadequate disclosures and material disclosure omissions.

46. As a result, Plaintiff and the Class members are being harmed irreparably.

47. Plaintiff and the Class have no adequate remedy at law.

COUNT III

Aiding and Abetting

(Against Acresso and Merger Sub)

48. Plaintiff repeats all previous allegations as if set forth in full herein.

49. As alleged in more detail above, Acresso and Merger Sub are well aware that the Individual Defendants have not sought to obtain the best available transaction for the Company’s public shareholders. Defendants Acresso and Merger Sub aided and abetted the Individual Defendants’ breaches of fiduciary duties.

52. As a result, Plaintiff and the Class members are being harmed.

53. Plaintiff and the Class have no adequate remedy at law.

WHEREFORE, Plaintiff demands judgment against Defendants jointly and severally, as follows:

(A) declaring this action to be a class action and certifying Plaintiff as the Class representatives and their counsel as Class counsel;

(B) enjoining, preliminarily and permanently, the Proposed Transaction;

(C) in the event that the transaction is consummated prior to the entry of this Court’s final judgment, rescinding it or awarding Plaintiff and the Class rescissory damages;

CLASS ACTION COMPLAINT FOR BREACH OF FIDUCIARY DUTY

(D) directing that Defendants account to Plaintiff and the other members of the Class for all damages caused by them and account for all profits and any special benefits obtained as a result of their breaches of their fiduciary duties;

(E) awarding Plaintiff the costs of this action, including a reasonable allowance for the fees and expenses of Plaintiff’s attorneys and experts; and

(F) granting Plaintiff and the other members of the Class such further relief as the Court deems just and proper.

DATED: November 7, 2008	HARRINGTON FOXX DUBROW CANTER

/s/ James K. Lo
DAVID E. BOWER
JAMES K. LO
Attorneys for Plaintiff

LEVI & KORSINSKY, LLP
EDUARD KORSINSKY (to be admitted pro hac vice)
JUAN E. MONTEVERDE (to be admitted pro hac vice)

CLASS ACTION COMPLAINT FOR BREACH OF FIDUCIARY DUTY